Alternative Loan Trust 2006-OA2

                                Final Term Sheet

                              [LOGO] Countrywide(R)

                          $1,697,910,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

               Mortgage Pass-Through Certificates, Series 2006-OA2

             Distributions payable monthly, beginning April 20, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

--------------------------------------------------------------------------------------------------------------------
                          Initial Class                                          Initial Class
                           Certificate                                            Certificate
                         Balance/Initial       Pass-Through                     Balance/Initial      Pass-Through
                       Notional Amount(1)         Rate(2)                      Notional Amount(1)       Rate(2)
--------------------------------------------------------------------------------------------------------------------
Class A-1               $  666,056,000           Floating      Class A-R          $        100         Variable
--------------------------------------------------------------------------------------------------------------------
Class A-2A              $  112,906,000           Floating      Class M-1          $ 43,760,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-2B              $  119,647,000           Floating      Class M-2          $ 35,008,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-3               $   44,971,000           Floating      Class M-3          $ 12,252,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-4               $  166,513,000           Floating      Class M-4          $ 14,003,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-5               $  191,242,000           Floating      Class M-5          $ 12,252,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-6               $   47,811,000           Floating      Class M-6          $  8,752,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-7               $  199,983,000           Floating      Class M-7          $  7,001,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class X-1               $1,550,445,287(3)(4)     Variable      Class M-8          $  7,001,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class X-2                $ 199,983,000(3)        Variable      Class M-9          $  8,752,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class X-1P                         (5)              (5)
--------------------------------------------------------------------------------------------------------------------

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                                     Summary

Issuing Entity

Alternative Loan Trust 2006-OA2, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of March 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about March 30, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate principal balance of approximately $1,750,428,288 as of March 1, 2006. The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had the following characteristics:

Aggregate Current Principal Balance   $1,750,428,288

Number of Mortgage Loans              4,107

Average Current Principal Balance     $426,206

Range of Current Principal Balances   $37,909 to $2,000,399

Weighted Average Mortgage Rate less
   lender paid mortgage insurance     3.572%

Weighted Average Mortgage Rate        3.591%

Range of Mortgage Rates               1.000% to 8.360%

Weighted Average Minimum Mortgage
   Rate                               3.382%

Weighted Average Maximum Mortgage
   Rate                               9.959%

Weighted Average Original
   Loan-to-Value Ratio                76.56%

Percentage of Mortgage Loans with
   Original Loan-to-Value Ratios
   Greater than 80%                   6.62%


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Geographic Concentrations in excess
   of 10%:

   California                         64.34%

Weighted Average Original Term to
   Stated Maturity                    387 months

Weighted Average Remaining Term to
   Stated Maturity                    386 months

Percentage of Mortgage Loans with
   Prepayment Charges                 85.10%

Minimum FICO Score                    585

Maximum FICO Score                    817

Weighted Average FICO Score           695

Number of Mortgage Loans with
   Unknown FICO Score                 16

Percentage of Mortgage Loans with
   Unknown FICO Score                 0.30%

Weighted Average Gross Margin         3.382%

Maximum Negative Amortization:

   110%                               1.39%

   115%                               98.61%

Weighted Average Maximum Negative
   Amortization                       114.93%

Weighted Average Initial Payment
   Adjustment Date                    March 2007


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Description of the Certificates

The issuing entity will issue twenty-five classes of certificates, twenty-one of which are offered by this free writing prospectus:

                            Initial                                                              Initial
                       Class Certificate                                                          Rating        Initial
                        Balance/Initial                                                         (Moody's)     Rating (S&P)
    Class             Notional Amount (1)                             Type                         (2)             (2)
-------------         -------------------       -------------------------------------------     ---------     ------------
 Offered
 Certificates

 Class A-1              $  666,056,000            Senior/Floating Pass-Through Rate/Super        Aaa             AAA
                                                                   Senior

Class A-2A              $  112,906,000            Senior/Floating Pass-Through Rate/Super        Aaa             AAA
                                                         Senior/Support/Sequential

 Class A-2B             $  119,647,000            Senior/Floating Pass-Through Rate/Super        Aaa             AAA
                                                         Senior/Support/Sequential

 Class A-3              $   44,971,000            Senior/Floating Pass-Through Rate/Super        Aaa             AAA
                                                               Senior/Support

 Class A-4              $  166,513,000           Senior/Floating Pass-Through Rate/Support       Aaa             AAA

 Class A-5              $  191,242,000            Senior/Floating Pass-Through Rate/Super        Aaa             AAA
                                                                   Senior

 Class A-6              $   47,811,000           Senior/Floating Pass-Through Rate/Support       Aaa             AAA

 Class A-7              $  199,983,000               Senior/Floating Pass-Through Rate           Aaa             AAA

 Class X-1              $1,550,445,287(3)(4)    (Senior/Variable Pass-Through Rate/Component     Aaa             AAA

 Class X-2              $  199,983,000(3)       Senior/Variable Pass-Through Rate/Component      Aaa             AAA

 Class X-1P                    (5)                                  (5)                          Aaa             AAA

 Class A-R              $          100           Senior/Variable Pass-Through Rate/Residual      Aaa             AAA

 Class M-1              $   43,760,000             Subordinate/Floating Pass-Through Rate        Aa1             AA+

 Class M-2              $   35,008,000             Subordinate/Floating Pass-Through Rate        Aa2             AA

 Class M-3              $   12,252,000             Subordinate/Floating Pass-Through Rate        Aa2             AA-

 Class M-4              $   14,003,000             Subordinate/Floating Pass-Through Rate        Aa3             A+

 Class M-5              $   12,252,000             Subordinate/Floating Pass-Through Rate         A1              A

 Class M-6              $    8,752,000             Subordinate/Floating Pass-Through Rate         A2             A-

 Class M-7              $    7,001,000             Subordinate/Floating Pass-Through Rate         A2            BBB+

 Class M-8              $    7,001,000             Subordinate/Floating Pass-Through Rate         A3             BBB

 Class M-9              $    8,752,000             Subordinate/Floating Pass-Through Rate        Baa1           BBB-

 Non-Offered Certificates (6)

 Class B-1              $   16,629,000             Subordinate/Floating Pass-Through Rate

 Class B-2              $   20,129,000             Subordinate/Floating Pass-Through Rate

 Class B-3              $   15,760,188             Subordinate/Floating Pass-Through Rate

 Class P (7)            $          100                       Prepayment Charges

----------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.


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(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, (x) the Class X-1 Certificates will be comprised of four components that are not separately transferable: two interest-only components (the Class X-1 IO-1 and Class X-1 IO-2 Components) and two principal-only components (the Class X-1 PO-1 and Class X-1 PO-2 Components) and (y) the Class X-2 Certificates will be comprised of two components that are not separately transferable: one interest-only component (the Class X-2 IO Component) and one principal-only component (the Class X-2 PO Component).The interest-only and principal-only components of the Class X-1 and Class X-2 Certificates are sometimes referred to as IO Components and PO Components, respectively.

      The IO Components of the Class X-1 and Class X-2 Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance (initially zero).

      The notional amounts of the Class X-1 and Class X-2 Certificates will be equal to the aggregate component notional amount of their respective IO Component(s). The class certificate balances of the Class X-1 and Class X-2 Certificates will be equal to the aggregate component principal balance of their respective PO Component(s).

      Class X-1 IO Components. The "component notional amount" of the Class X-1 IO-1 Component will be equal to the sum of (1) the aggregate class certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates and (2) the component principal balance of the Class X-1 PO-1 Component. The "component notional amount" of the Class X-1 IO-2 Component will be equal to the sum of (1) the excess, if any, of the stated principal balance of the mortgage loans as of the first day of the prior calendar month over the sum of (a) the aggregate class certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-R Certificates and (b) the aggregate component principal balance of the PO Components and (2) the component principal balance of the Class X-1 PO-2 Component.

      Class X-2 IO Component. The "component notional amount" of the Class X-2 IO Component will be equal to the sum of (1) the class certificate balance of the Class A-7 Certificates and (2) the component principal balance of the Class X-2 PO Component.

      PO Components. The "component principal balance" of each PO Component initially will be equal to zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Interest" in this free writing prospectus. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates-Calculation of Class Certificate Balance."

(4) The Class X-1 Certificates will be entitled to only approximately 38.69856% of the cashflow produced by its IO Components and its PO Components because approximately 61.30144% of any amount otherwise distributable on the Class X-1 Certificates instead will be distributed on the Class X-1P Certificates.

(5) The Class X-1P Certificates do not have a class certificate balance and will not bear interest. On each distribution date, the Class X-1P Certificates will be entitled to receive approximately 61.30144% of the aggregate distributions on the Class X-1 Certificates for that distribution date and approximately 54.29787% of the prepayment charges received with respect to the mortgage loans during the related prepayment period. For the purposes of calculating any allocations or distributions to the certificates as described in this free writing


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      prospectus, the Class X-1P Certificates will be excluded except to the extent they are specifically referenced. The ratings assigned to the Class X-1P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-1P Certificates. The distributions to be made to the Class X-1P Certificates are described under "Description of the Certificates--Class X-1P Certificates."

(6) The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-1, Class B-2 and Class B-3 Certificates is provided only to permit a better understanding of the offered certificates.

(7) The Class P Certificates will be entitled to receive approximately 45.70213% of the prepayment charges received in respect of the mortgage loans. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal 45.70213% of the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.


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The certificates also will have the following characteristics:

                  Pass-Through Rate        Pass-Through Rate
                       Before                   After                                        Interest
                      Optional                 Optional                                       Accrual
   Class         Termination Date (1)     Termination Date (1)       Accrual Period          Convention
-------------    --------------------     --------------------     ------------------        ----------

 Offered
 Certificates
 Class A-1         LIBOR + 0.210%           LIBOR + 0.420%                (2)              Actual/360 (3)
 Class A-2A        LIBOR + 0.150%           LIBOR + 0.300%                (2)              Actual/360 (3)
 Class A-2B        LIBOR + 0.310%           LIBOR + 0.620%                (2)              Actual/360 (3)
 Class A-3         LIBOR + 0.270%           LIBOR + 0.540%                (2)              Actual/360 (3)
 Class A-4         LIBOR + 0.340%           LIBOR + 0.680%                (2)              Actual/360 (3)
 Class A-5         LIBOR + 0.230%           LIBOR + 0.460%                (2)              Actual/360 (3)
 Class A-6         LIBOR + 0.300%           LIBOR + 0.600%                (2)              Actual/360 (3)
 Class A-7         MTA + 2.700%(4)          MTA + 2.700%(4)        calendar month (5)        30/360 (6)
 Class X-1             (7)(8)                   (7)(8)             calendar month (5)        30/360 (6)
 Class X-2             (7)(8)                   (7)(8)             calendar month (5)        30/360 (6)
 Class X-1P              (9)                     (9)                      (9)                   (9)
 Class A-R              (10)                     (10)              calendar month (5)        30/360 (6)
 Class M-1         LIBOR + 0.410%           LIBOR + 0.615%                (2)              Actual/360 (3)
 Class M-2         LIBOR + 0.440%           LIBOR + 0.660%                (2)              Actual/360 (3)
 Class M-3         LIBOR + 0.470%           LIBOR + 0.705%                (2)              Actual/360 (3)
 Class M-4         LIBOR + 0.680%           LIBOR + 1.020%                (2)              Actual/360 (3)
 Class M-5         LIBOR + 0.750%           LIBOR + 1.125%                (2)              Actual/360 (3)
 Class M-6         LIBOR + 0.870%           LIBOR + 1.305%                (2)              Actual/360 (3)
 Class M-7         LIBOR + 1.850%           LIBOR + 2.775%                (2)              Actual/360 (3)
 Class M-8         LIBOR + 2.250%           LIBOR + 2.250%                (2)              Actual/360 (3)
 Class M-9         LIBOR + 2.250%           LIBOR + 2.250%                (2)              Actual/360 (3)

 Non-Offered
 Certificates
 Class B-1         LIBOR + 2.250%           LIBOR + 2.250%                (2)              Actual/360 (3)
 Class B-2         LIBOR + 2.250%           LIBOR + 2.250%                (2)              Actual/360 (3)
 Class B-3         LIBOR + 2.250%           LIBOR + 2.250%                (2)              Actual/360 (3)
 Class P                 N/A                     N/A                      N/A                   N/A

----------
(1) The pass-through rate on each class of certificates (other than the Class A-7, Class X-1, Class X-2 and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The pass-through rate on the Class A-7 Certificates may adjust annually based on the level of one-year MTA, subject to a cap. MTA for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of MTA."

(5) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7) The Class X-1 and Class X-2 Certificates will be entitled to receive on each distribution date the sum of the interest accrued on their respective IO Component(s) (based upon the component notional amount of each related IO Component) during the related interest accrual period at their respective pass-through rates for that


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      distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class X-1 and Class X-2 Certificates do not bear interest so they do not have a pass-through rate.

(8) The pass-through rate for the Class X-1 IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans over (2) the weighted average of the pass-through rates of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates and the Class X-1 PO-1 Component (weighted on the basis of the respective class certificate balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates and the component principal balance of the Class X-1 PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-1 PO-2 Component as a subordinated certificate) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the component principal balance of the Class X-1 PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-2 IO Component for the interest accrual period for any distribution date will be a per annum rate equal to the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans over (2) the weighted average of the pass-through rates of the Class A-7 Certificates and the Class X-2 PO Component for that distribution date (weighted on the basis of the class certificate balance of the Class A-7 Certificates and the component principal balance of the Class X-2 PO Component).

(9) The Class X-1P Certificates do not bear interest. On each distribution date, the Class X-1P Certificates will be entitled to receive approximately 61.30144% of the aggregate distributions to which the Class X-1 Certificates are entitled for that distribution date and approximately 54.29787% of the prepayment charges received with respect to the mortgage loans during the related prepayment period.

(10) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.


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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation              Classes of Certificates
------------------------     -------------------------------
   Senior Certificates         Class A-1, Class A-2A, Class
                               A-2B, Class A-3, Class A-4,
                               Class A-5, Class A-6, Class

                                A-7, Class X-1, Class X-2
                                and Class A-R Certificates

     Subordinated                Class M and Class B
     Certificates                    Certificates

  LIBOR Certificates          Class A-1, Class A-2A, Class
                               A-2B, Class A-3, Class A-4,
                             Class A-5, Class A-6, Class M
                                and Class B Certificates

   MTA Certificates              Class A-7 Certificates

    Floating Rate               LIBOR Certificates and
    Certificates                   MTA Certificates

 Class X Certificates           Class X-1 and Class X-2
                                    Certificates

 Class M Certificates          Class M-1, Class M-2, Class
                               M-3, Class M-4, Class M-5,
                               Class M-6, Class M-7, Class
                                   M-8 and Class M-9
                                     Certificates

 Class B Certificates            Class B-1, Class B-2
                               and Class B-3 Certificates

 Offered Certificates            Senior Certificates,
                                Class M Certificates and
                                 Class X-1P Certificates

    IO Components               Class X-1 IO-1, Class X-1
                                  IO-2 and Class X-2 IO
                                       Components

    PO Components               Class X-1 PO-1, Class X-1
                                  PO-2 and Class X-2 PO
                                       Components


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Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-7, Class A-R, Class X and Class X-1P Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X, Class X-1P and Class A-R
Certificates:

$25,000 and multiples of $1,000.

Class X Certificates:

$100,000 (Notional Amount) and multiples of $1.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Class X-1P Certificates:

Percentage interests of 20%.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 20, 2006, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in May 2046. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates or the related IO Components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date, and

o     any interest remaining unpaid from prior distribution dates, less

o any net deferred interest allocated to that class or component for that distribution date, less

o any net interest shortfalls allocated to that class or component for that distribution date.

The PO Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the class of certificates will equal the excess, if any, of:

o the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the calendar month prior to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

will be allocated to the senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or a related IO Component will generally be an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates or the related IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or related IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each interest-bearing class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o     prepayments on the mortgage loans and

o reductions in the interest rate on the mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans on any distribution date will be allocated pro rata among all classes of senior certificates (or IO Components thereof) and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the interest-bearing certificates and IO Components in the order described below under "--Priority of Distributions Among Certificates", interest will be distributed on each class of certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount:

If the pass-through rate on a class of Floating Rate Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under "--Priority of Distributions."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the principal balance of the mortgage loans, and

o in the case of net principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied, and

o if the subordination percentage meets a certain threshold and certain conditions related to the


                                       12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them,

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures,

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest),

o     subsequent recoveries with respect to the mortgage loans,

o partial or full prepayments of the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest,

o any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period, and

o all prepayment charges (which are distributable only to the Class X-1P and Class P Certificates).

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation due to the master servicer,

o     the trustee fee due to the trustee,

o     lender paid mortgage insurance premiums, if any,

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement, and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as


                                       13
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

--------------------------------------------------------------------------------

additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates" in this free writing prospectus.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on the interest-bearing classes of senior certificates and components, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest on the IO Components) will first be deposited into the carryover shortfall reserve fund,

o to principal of the classes of the senior certificates and the PO Components then entitled to receive distributions of principal, in the order and subject to the priorities set forth below,

o to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below, and

o     from any remaining available funds, to the Class A-R Certificates.

On each distribution date, any amounts distributable on the Class X-1 Certificates will be distributed approximately 38.69856% to the Class X-1 Certificates and approximately 61.30144% to the Class X-1P Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components of the Class X-1 and Class X-2 Certificates will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

o from amounts otherwise distributable to the Class X-1 IO-1 Component, concurrently, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class,

o from amounts otherwise distributable to the Class X-2 IO Component, to the Class A-7 Certificates to pay carryover shortfall amounts of that class, and

o from amounts otherwise distributable to the Class X-1 IO-2 Component, concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the related class of Class X Certificates.

Holders of a class of Class X Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to a related IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the Floating Rate Certificates for the first distribution date, which amount will be distributed sequentially as follows:

o concurrently, to the Floating Rate Certificates that are senior certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of those classes of certificates,

o concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates, and


                                       14
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

--------------------------------------------------------------------------------

o any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on the first distribution date, to Countrywide Securities Corporation.

In addition, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the MTA Certificates for the second distribution date, which amount will be distributed sequentially as follows:

o to the Class A-7 Certificates (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of that class of certificates, and

o any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on the second distribution date, to Countrywide Securities Corporation.

Principal

On each distribution date, the principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the senior certificates (or with respect to a class of Class X Certificates, the related PO Component(s)) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o first, to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

o second, concurrently and on a pro rata basis based on (1) the sum of the class certificate balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and the component principal balances of the PO Components immediately prior to that distribution date and (2) the aggregate class certificate balance of the Class A-2A and Class A-2B Certificates immediately prior to that distribution date,

o concurrently, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and the PO Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero, and

o sequentially, to the Class A-2A and Class A-2B Certificates, in that order, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and


                                       15
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

--------------------------------------------------------------------------------

o to the senior certificates (other than the IO Components), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocated to

      o the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates will be allocated proportionately to the Class A-4 Certificates until its class certificate balance is reduced to zero, and thereafter, any realized losses otherwise allocated to the Class A-1 Certificates will be allocated concurrently to the Class A-2A, Class A-2B and Class A-3 Certificates on a pro rata basis, until their class certificate balances are reduced to zero, and

      o the Class A-5 Certificates will be allocated to the Class A-6 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) in accordance with the priorities set forth above under "--Allocation of Realized Losses."

Additionally, as described above under "--Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will equal or exceed the senior percentage (which represents the senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of that mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.


                                       16
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

--------------------------------------------------------------------------------

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Floating Rate Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


                                       17
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

                                The Mortgage Pool

See Annex A for a description of the prepayment charges applicable to the Mortgage Loans in loan group 2

                                 MORTGAGE LOANS

                                  Loan Program

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Loan Program                        Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------                        -----    -----------     -----    ---------------  --------    --------      -----    ---------
One-Year MTA .................     4,107   $1,750,428,288   100.00%       426,206        3.591        386         695       76.6
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                                           Current Principal Balances(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
Range of                             of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Current Mortgage                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Loan Principal Balances ($)         Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
---------------------------         -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.01 - 50,000.00 .............         4   $      168,279     0.01%        42,070        4.941        359         701       62.3
50,000.01 - 100,000.00 .......        65        5,264,469     0.30         80,992        3.753        366         686       74.3
100,000.01 - 150,000.00 ......       253       32,033,612     1.83        126,615        3.928        369         690       77.1
150,000.01 - 200,000.00 ......       329       58,514,504     3.34        177,856        3.955        375         694       77.2
200,000.01 - 250,000.00 ......       420       95,061,583     5.43        226,337        4.117        374         682       79.2
250,000.01 - 300,000.00 ......       424      116,598,291     6.66        274,996        3.984        380         684       78.9
300,000.01 - 350,000.00 ......       364      118,270,951     6.76        324,920        4.013        380         681       79.1
350,000.01 - 400,000.00 ......       431      162,721,988     9.30        377,545        3.986        384         680       78.2
400,000.01 - 450,000.00 ......       321      137,412,621     7.85        428,077        3.899        391         691       77.2
450,000.01 - 500,000.00 ......       323      153,071,197     8.74        473,905        3.529        390         697       77.5
500,000.01 - 550,000.00 ......       260      136,098,669     7.78        523,456        3.343        392         699       77.9
550,000.01 - 600,000.00 ......       232      133,668,780     7.64        576,159        3.246        389         699       78.3
600,000.01 - 650,000.00 ......       197      124,164,591     7.09        630,277        3.188        387         698       76.9
650,000.01 - 700,000.00 ......        76       51,213,185     2.93        673,858        3.378        385         702       75.8
700,000.01 - 750,000.00 ......        64       46,390,898     2.65        724,858        4.090        406         706       74.0
750,000.01 - 1,000,000.00 ....       189      165,615,725     9.46        876,274        3.044        390         710       73.6
1,000,000.01 - 1,500,000.00 ..       121      153,002,067     8.74      1,264,480        2.796        387         706       70.6
1,000,000.01 - 1,500,000.00 ..        33       59,156,480     3.38      1,792,621        4.376        388         706       73.0
Greater than $2,000,000.00 ...         1        2,000,399     0.11      2,000,399        7.125        359         714       65.6
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $426,206.

                           Original Principal Balances

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of                          Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Original Principal Balances ($)     Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-------------------------------     -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.01 - 50,000.00 .............         4   $      168,279     0.01%        42,070        4.941        359         701       62.3
50,000.01 - 100,000.00 .......        65        5,264,469     0.30         80,992        3.753        366         686       74.3
100,000.01 - 150,000.00 ......       253       32,083,312     1.83        126,812        3.943        369         690       77.1
150,000.01 - 200,000.00 ......       328       58,364,753     3.33        177,941        3.946        375         695       77.2
200,000.01 - 250,000.00 ......       421       95,340,607     5.45        226,462        4.126        374         681       79.2
250,000.01 - 300,000.00 ......       426      117,219,576     6.70        275,163        4.002        380         685       78.9
300,000.01 - 350,000.00 ......       362      117,471,514     6.71        324,507        3.989        380         681       79.1
350,000.01 - 400,000.00 ......       438      165,534,506     9.46        377,933        4.057        384         680       78.2
400,000.01 - 450,000.00 ......       315      135,049,761     7.72        428,729        3.823        391         691       77.2
450,000.01 - 500,000.00 ......       323      153,121,512     8.75        474,060        3.530        390         697       77.5
500,000.01 - 550,000.00 ......       259      135,597,874     7.75        523,544        3.328        392         699       77.9
550,000.01 - 600,000.00 ......       233      134,271,057     7.67        576,271        3.262        389         699       78.3
600,000.01 - 650,000.00 ......       204      128,767,381     7.36        631,213        3.298        387         699       76.8
650,000.01 - 700,000.00 ......        69       46,712,255     2.67        676,989        3.098        385         702       75.6
700,000.01 - 750,000.00 ......        63       45,686,761     2.61        725,187        4.049        407         705       74.4
750,000.01 - 1,000,000.00 ....       192      168,625,868     9.63        878,260        3.102        390         711       73.5
1,000,000.01 - 1,500,000.00 ..       118      149,991,924     8.57      1,271,118        2.725        387         705       70.6
1,500,000.01 - 2,000,000.00 ..        34       61,156,880     3.49      1,798,732        4.466        387         707       72.7
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
State                               Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-----                               -----    -----------     -----    ---------------  --------    --------      -----    ---------
Alaska .......................         4   $    1,622,388     0.09%       405,597        3.654        360         717       74.9
Alabama ......................        10        2,248,726     0.13        224,873        5.857        389         688       74.7
Arizona ......................       105       34,742,893     1.98        330,885        3.621        372         701       77.3
California ...................      2233    1,126,274,424    64.34        504,377        3.606        393         694       76.0
Colorado .....................        36       16,519,940     0.94        458,887        3.179        367         703       76.1
Connecticut ..................        26        9,954,265     0.57        382,856        4.381        379         675       71.2
District of Columbia .........         2        1,220,366     0.07        610,183        5.449        359         678       73.4
Delaware .....................         4        1,688,190     0.10        422,047        2.722        416         698       82.3
Florida ......................       525      161,273,590     9.21        307,188        3.501        376         698       78.0
Georgia ......................        24        6,820,350     0.39        284,181        5.111        375         681       79.7
Hawaii .......................        24       11,774,112     0.67        490,588        3.232        388         721       72.3
Idaho ........................        24        7,205,539     0.41        300,231        4.378        400         725       71.8
Illinois .....................       101       41,383,301     2.36        409,736        2.694        363         696       75.5
Indiana ......................        13        3,745,887     0.21        288,145        4.660        362         701       79.8
Kansas .......................         4          480,014     0.03        120,004        5.436        359         674       80.7
Kentucky .....................         3        1,125,553     0.06        375,184        4.261        359         698       88.1
Louisiana ....................         3        1,473,513     0.08        491,171        6.731        358         671       75.4
Massachusetts ................        45       19,502,357     1.11        433,386        4.276        363         685       77.7
Maryland .....................        85       36,109,929     2.06        424,823        3.437        374         702       79.1
Michigan .....................        61       15,721,096     0.90        257,723        3.473        371         699       78.2
Minnesota ....................        26        7,199,721     0.41        276,912        3.937        365         692       80.1
Missouri .....................        14        2,246,347     0.13        160,453        4.184        381         672       76.8
Mississippi ..................         3          739,162     0.04        246,387        6.996        359         746       90.4
Montana ......................         1          981,662     0.06        981,662        2.000        479         687       69.2
North Carolina ...............        43       16,924,203     0.97        393,586        5.571        362         702       74.3
North Dakota .................         1          125,600     0.01        125,600        1.000        360         669       80.0
Nebraska .....................         1          114,000     0.01        114,000        2.500        360         680       84.4
New Hampshire ................         5        1,412,550     0.08        282,510        1.787        360         647       78.0
New Jersey ...................        78       29,506,923     1.69        378,294        3.136        366         686       77.1
New Mexico ...................         1          305,399     0.02        305,399        7.125        359         655       95.0
Nevada .......................       217       65,256,873     3.73        300,723        3.213        374         703       79.2
New York .....................        54       24,295,280     1.39        449,913        3.315        361         696       74.6
Ohio .........................        19        4,567,859     0.26        240,414        2.188        411         677       77.5
Oklahoma .....................         8          971,079     0.06        121,385        4.363        359         676       78.8

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
State                               Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-----                               -----    -----------     -----    ---------------  --------    --------      -----    ---------
Oregon .......................        25        9,409,685     0.54        376,387        3.022        377         684       77.4
Pennsylvania .................        27        6,908,318     0.39        255,864        3.274        377         696       78.5
Rhode Island .................         7        1,812,845     0.10        258,978        4.703        373         693       82.1
South Carolina ...............        15        3,264,357     0.19        217,624        3.131        368         728       80.9
South Dakota .................         1          169,682     0.01        169,682        7.250        359         673       85.0
Tennessee ....................         7        1,378,795     0.08        196,971        5.499        393         727       79.2
Texas ........................        24        6,226,375     0.36        259,432        4.169        361         718       81.9
Utah .........................        28        7,992,475     0.46        285,446        3.686        377         703       80.1
Virginia .....................        88       34,484,261     1.97        391,867        3.883        383         695       79.4
Vermont ......................         1          159,713     0.01        159,713        2.750        359         672       66.7
Washington ...................        52       16,835,315     0.96        323,756        3.475        382         694       77.2
Wisconsin ....................        26        5,763,604     0.33        221,677        4.252        392         684       80.7
West Virginia ................         2          376,949     0.02        188,475        2.543        360         649       86.6
Wyoming ......................         1          112,821     0.01        112,821        2.000        360         658       70.0
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, no more than approximately 0.42% of the Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of Original                 Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Loan-to-Value Ratios (%)            Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------------------            -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.01 - 50.00 .................        30   $   12,901,255     0.74%       430,042        4.396        394         710       44.8
50.01 - 55.00 ................        29       15,136,320     0.86        521,942        2.897        386         715       53.7
55.01 - 60.00 ................        48       31,296,123     1.79        652,003        3.231        390         713       58.5
60.01 - 65.00 ................       108       56,868,506     3.25        526,560        3.194        378         704       63.4
65.01 - 70.00 ................       540      239,876,970    13.70        444,217        3.433        381         698       69.1
70.01 - 75.00 ................       572      298,733,907    17.07        522,262        3.161        381         691       74.3
75.01 - 80.00 ................      2379      979,755,096    55.97        411,835        3.480        392         694       79.6
80.01 - 85.00 ................        68       21,525,350     1.23        316,549        4.840        365         691       83.8
85.01 - 90.00 ................       202       56,849,481     3.25        281,433        6.585        360         680       89.2
90.01 - 95.00 ................       131       37,485,280     2.14        286,147        6.564        363         717       94.7
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.56%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of Current                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Mortgage Rates (%)                  Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------------                  -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.501 - 1.000 ................       565   $  299,289,684    17.10%       529,716        1.000        360         708       75.7
1.001 - 1.500 ................       963      413,472,504    23.62        429,359        1.451        384         691       75.9
1.501 - 2.000 ................       554      253,286,128    14.47        457,195        1.849        403         685       74.7
2.001 - 2.500 ................       268       90,348,101     5.16        337,120        2.368        388         683       76.9
2.501 - 3.000 ................       107       32,861,106     1.88        307,113        2.899        381         675       79.9
3.001 - 3.500 ................        53       13,865,459     0.79        261,612        3.339        402         694       81.7
3.501 - 4.000 ................        30        7,507,103     0.43        250,237        3.822        379         673       83.5
4.001 - 4.500 ................        14        3,556,843     0.20        254,060        4.343        360         677       93.1
4.501 - 5.000 ................         3          687,610     0.04        229,203        4.775        359         770       94.1
5.501 - 6.000 ................        16        8,197,302     0.47        512,331        5.924        370         719       79.2
6.001 - 6.500 ................        96       54,031,805     3.09        562,831        6.336        381         719       72.9
6.501 - 7.000 ................       360      155,224,869     8.87        431,180        6.849        392         710       77.4
7.001 - 7.500 ................       949      371,552,824    21.23        391,520        7.243        397         693       77.8
7.501 - 8.000 ................        77       30,870,961     1.76        400,922        7.748        396         694       78.6
8.001 - 8.500 ................        41       12,717,988     0.73        310,195        8.268        358         695       89.6
8.501 - 9.000 ................        11        2,958,003     0.17        268,909        8.706        358         682       90.2
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 3.591% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.572% per annum.

                          Types of Mortgaged Properties

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Property Type                       Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-------------                       -----    -----------     -----    ---------------  --------    --------      -----    ---------
Single Family Residence ......     2,375   $1,027,399,000    58.69%       432,589        3.612        389         692       76.2
Planned Unit Development .....       837      396,212,079    22.64        473,372        3.557        383         702       77.1
Low-rise Condominium .........       494      151,720,373     8.67        307,126        3.541        381         699       78.5
2-4 Family Residence .........       320      139,608,994     7.98        436,278        3.700        382         695       75.4
Condominium Hotel ............        75       34,190,494     1.95        455,873        3.049        386         708       76.9
High-rise Condominium ........         3          790,304     0.05        263,435        5.286        358         735       77.6
Cooperative ..................         2          394,946     0.02        197,473        6.647        358         737       65.9
Manufactured Housing .........         1          112,098     0.01        112,098        6.500        351         643       56.1
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                            Purpose of Mortgage Loans

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Loan Purpose                        Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------                        -----    -----------     -----    ---------------  --------    --------      -----    ---------
Refinance (cash-out) .........     1,888   $  798,009,038    45.59%       422,674        3.718        386         688       75.0
Purchase .....................     1,438      611,446,416    34.93        425,206        3.522        387         709       78.7
Refinance (rate/term) ........       781      340,972,834    19.48        436,585        3.417        385         688       76.5
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                               Occupancy Types(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Occupancy Type                      Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
--------------                      -----    -----------     -----    ---------------  --------    --------      -----    ---------
Primary Residence ............     3,177   $1,449,714,904    82.82%       456,316        3.562        387         693       77.1
Investment Property ..........       728      218,514,297    12.48        300,157        3.989        385         701       72.6
Secondary Residence ..........       202       82,199,088     4.70        406,926        3.040        381         708       77.0
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Remaining Term                    Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
to Maturity (Months)                Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
--------------------                -----    -----------     -----    ---------------  --------    --------      -----    ---------
480 ..........................       403   $  201,208,809    11.49%       499,277        1.665        480         693       75.8
479 ..........................       254      123,195,839     7.04        485,023        7.061        479         702       76.4
478 ..........................       117       51,320,441     2.93        438,636        6.994        478         695       79.0
477 ..........................        27       11,283,970     0.64        417,925        7.167        477         707       80.3
476 ..........................         3        1,371,311     0.08        457,104        7.188        476         693       80.0
475 ..........................         2          528,447     0.03        264,224        7.250        475         658       87.4
474 ..........................         2          855,079     0.05        427,539        6.850        474         690       82.0
360 ..........................     2,045      863,323,467    49.32        422,163        1.536        360         691       76.1
359 ..........................       864      364,177,923    20.81        421,502        6.543        359         700       76.5
358 ..........................       178       63,215,510     3.61        355,143        6.656        358         702       80.7
357 ..........................        52       19,469,962     1.11        374,422        7.096        357         707       77.7
356 ..........................        60       19,611,554     1.12        326,859        6.978        356         693       77.4
355 ..........................        48       12,897,365     0.74        268,695        7.091        355         709       80.5
354 ..........................        25        8,309,772     0.47        332,391        7.014        354         711       81.6
353 ..........................        12        3,588,653     0.21        299,054        7.121        353         702       81.8
352 ..........................         7        3,052,013     0.17        436,002        6.976        352         685       80.4
351 ..........................         4          807,822     0.05        201,955        6.940        351         684       79.0
350 ..........................         2          495,134     0.03        247,567        6.667        350         712       77.6
347 ..........................         1        1,293,462     0.07      1,293,462        6.375        347         702       80.0
346 ..........................         1          421,755     0.02        421,755        6.375        346         678       80.0
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 386 months.

                             Documentation Programs

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Documentation Program               Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
---------------------               -----    -----------     -----    ---------------  --------    --------      -----    ---------
Reduced ......................     3,586   $1,576,622,478    90.07%       439,660        3.522        387         696       76.3
Full/Alternative .............       514      171,936,112     9.82        334,506        4.184        378         689       78.6
Stated Income/Stated Asset ...         7        1,869,698     0.11        267,100        7.281        355         715       81.4
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                              FICO Credit Scores(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of                          Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
FICO Credit Scores                  Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------------                  -----    -----------     -----    ---------------  --------    --------      -----    ---------
581 - 600 ....................         1   $      460,639     0.03%       460,639        7.125        356         585       65.7
601 - 620 ....................        38       14,586,854     0.83        383,865        3.873        379         617       76.9
621 - 640 ....................       420      150,646,084     8.61        358,681        3.545        382         632       76.2
641 - 660 ....................       636      232,432,573    13.28        365,460        3.611        384         651       76.7
661 - 680 ....................       869      351,410,672    20.08        404,385        3.313        386         671       77.3
681 - 700 ....................       635      290,709,473    16.61        457,810        3.532        388         690       76.8
701 - 720 ....................       492      237,463,831    13.57        482,650        3.835        388         710       76.3
721 - 740 ....................       343      163,466,185     9.34        476,578        3.696        388         731       76.6
741 - 760 ....................       288      137,768,142     7.87        478,362        3.633        387         751       76.5
761 - 780 ....................       227       97,231,278     5.55        428,332        3.852        387         770       76.1
781 - 800 ....................       113       54,423,101     3.11        481,620        3.534        389         789       73.1
801 - 820 ....................        29       14,505,796     0.83        500,200        3.834        362         807       73.8
Unknown ......................        16        5,323,659     0.30        332,729        4.371        365         N/A       77.6
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 695.

                    Prepayment Charge Periods at Origination

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Prepayment Charge Period (Months)   Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
---------------------------------   -----    -----------     -----    ---------------  --------    --------      -----    ---------
0 ............................       513   $  260,827,937    14.90%       508,437        2.986        370         713       74.7
12 ...........................     1,325      611,206,828    34.92        461,288        3.312        388         699       75.9
36 ...........................     2,269      878,393,522    50.18        387,128        3.964        389         687       77.6
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                        Months to Next Adjustment Date(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Months to Next Adjustment         Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Date                                Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-------------------------           -----    -----------     -----    ---------------  --------    --------      -----    ---------
1 ............................     3,847   $1,633,742,774    93.33%       424,680        3.695        387         694       76.8
2 ............................        92       43,191,428     2.47        469,472        2.118        368         720       73.5
3 ............................       168       73,494,085     4.20        437,465        2.140        369         699       72.3
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately 1 month.

                                Gross Margins(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Range of Gross Margins (%)          Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
--------------------------          -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.001 - 1.000 ................         2   $    1,242,450     0.07%       621,225        1.412        426         695       74.5
1.001 - 2.000 ................         9        4,508,870     0.26        500,986        2.229        389         694       72.3
2.001 - 3.000 ................       498      254,231,588    14.52        510,505        3.436        378         715       74.7
3.001 - 4.000 ................      3432    1,443,366,464    82.46        420,561        3.564        388         692       76.7
4.001 - 5.000 ................       164       46,593,006     2.66        284,104        5.452        369         690       84.5
5.001 - 6.000 ................         2          485,910     0.03        242,955        4.162        360         669       88.9
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.382% per annum.

                            Maximum Mortgage Rates(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of Maximum                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Mortgage Rates (%)                  Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------------                  -----    -----------     -----    ---------------  --------    --------      -----    ---------
9.001 - 10.000 ...............     4,067   $1,738,594,268    99.32%       427,488        3.568        386         695       76.5
10.001 - 11.000 ..............        13        3,611,203     0.21        277,785        6.560        368         686       81.4
11.001 - 12.000 ..............        25        7,594,234     0.43        303,769        7.420        358         699       89.3
12.001 - 13.000 ..............         2          628,583     0.04        314,292        4.180        433         629       81.0
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.959% per annum.

                           Next Rate Adjustment Dates

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Next Rate                         Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Adjustment Date                     Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
---------------                     -----    -----------     -----    ---------------  --------    --------      -----    ---------
March 1, 2006 ................         1   $      322,937     0.02%       322,937        7.125        358         682       80.0
April 1, 2006 ................     3,767    1,596,826,315    91.22        423,899        3.745        387         694       76.8
May 1, 2006 ..................       171       79,784,950     4.56        466,579        1.823        378         710       75.4
June 1, 2006 .................       167       72,975,085     4.17        436,977        2.142        369         699       72.3
July 1, 2006 .................         1          519,000     0.03        519,000        1.750        360         686       79.9
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

                          Fixed Mortgage Rate Period(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Fixed Mortgage Rate               Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Period (months)                     Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
-------------------                 -----    -----------     -----    ---------------  --------    --------      -----    ---------
1 ............................     3,813   $1,620,635,729    92.59%       425,029        3.687        387         694       76.8
3 ............................       294      129,792,558     7.41        441,471        2.396        369         707       73.4
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
Range of Minimum                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Mortgage Rates (%)                  Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
------------------                  -----    -----------     -----    ---------------  --------    --------      -----    ---------
0.001 - 1.000 ................         2   $    1,242,450     0.07%       621,225        1.412        426         695       74.5
1.001 - 2.000 ................         9        4,508,870     0.26        500,986        2.229        389         694       72.3
2.001 - 3.000 ................       498      254,231,588    14.52        510,505        3.436        378         715       74.7
3.001 - 4.000 ................      3432    1,443,366,464    82.46        420,561        3.564        388         692       76.7
4.001 - 5.000 ................       164       46,593,006     2.66        284,104        5.452        369         690       84.5
5.001 - 6.000 ................         2          485,910     0.03        242,955        4.162        360         669       88.9
                                   -----   --------------   ------
   Total .....................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 3.382% per annum.

                        Maximum Negative Amortization(1)

                                                                                                   Weighted               Weighted
                                                                                       Weighted    Average      Weighted   Average
                                   Number     Aggregate                  Average       Average    Remaining     Average    Original
                                     of       Principal       % of      Principal      Current     Term to       FICO      Loan-to-
                                  Mortgage     Balance      Mortgage     Balance       Mortgage    Maturity     Credit      Value
Maximum Negative Amortization (%)   Loans    Outstanding     Loans    Outstanding ($)  Rate (%)    (Months)      Score    Ratio (%)
---------------------------------   -----    -----------     -----    ---------------  --------    --------      -----    ---------
110 ..........................        54   $   24,295,280     1.39%       449,913        3.315        361         696       74.6
115 ..........................     4,053    1,726,133,008    98.61        425,890        3.595        386         695       76.6
                                   -----   --------------   ------
  Total ......................     4,107   $1,750,428,288   100.00%
                                   =====   ==============   ======

----------

(1) Reflects maximum allowable percentage of original unpaid principal balance.

                           Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

            o the master servicing fee payable to the master servicer in respect of its servicing activities (the "Master Servicing Fee") with respect to each Mortgage Loan, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

            o fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

            o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates--Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a

Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OA2 will consist of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class X-1, Class X-2, Class X-1P, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3 and Class P Certificates. Only the classes of certificates as described herein are offered by this free writing prospectus (the "offered certificates"). The Class B-1, Class B-2, Class B-3 and Class P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

            Designation                                     Classes of Certificates
-------------------------------     ------------------------------------------------------------------------------
         Senior Certificates        Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class X-1, Class X-2 and Class A-R Certificates

      Subordinated Certificates                         Class M and Class B Certificates

         LIBOR Certificates         Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6,
                                                        Class M and Class B Certificates

          MTA Certificates                                   Class A-7 Certificates

     Floating Rate Certificates                      LIBOR Certificates and MTA Certificates

        Class X Certificates                          Class X-1 and Class X-2 Certificates

        Class M Certificates        Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                                      Class M-8 and Class M-9 Certificates

            Designation                                     Classes of Certificates
-------------------------------     ---------------------------------------------------------------------
         Class B Certificates                 Class B-1, Class B-2 and Class B-3 Certificates

           IO Components                  Class X-1 IO-1, Class X-1 IO-2 and Class X-2 IO Components

           PO Components                  Class X-1 PO-1, Class X-1 PO-2 and Class X-2 PO Components

         Offered Certificates       Senior Certificates, Class M Certificates and Class X-1P Certificates

         Private Certificates             Class B-1, Class B-2, Class B-3 and Class P Certificates

---------------------------------------------------------------------------------------------------------

The certificates are generally referred to as the following types:

             Class                                              Type
------------------------------      -----------------------------------------------------------------
     Class A-1 Certificates                  Senior/Floating Pass-Through Rate/Super Senior

     Class A-2A Certificates        Senior/Floating Pass-Through Rate/Super Senior/Support/Sequential

     Class A-2B Certificates        Senior/Floating Pass-Through Rate/Super Senior/Support/Sequential

     Class A-3 Certificates              Senior/Floating Pass-Through Rate/Super Senior/Support

     Class A-4 Certificates                     Senior/Floating Pass-Through Rate/Support

     Class A-5 Certificates                  Senior/Floating Pass-Through Rate/Super Senior

     Class A-6 Certificates                     Senior/Floating Pass-Through Rate/Support

     Class A-7 Certificates                         Senior/Floating Pass-Through Rate

     Class X-1 Certificates                    Senior/Variable Pass-Through Rate/Component

     Class X-2 Certificates                    Senior/Variable Pass-Through Rate/Component

     Class A-R Certificates                    Senior/Variable Pass-Through Rate/Residual

     Subordinated Certificates                   Subordinate/Floating Pass-Through Rate

     Class P Certificates                                  Prepayment Charges

      The Class X-1P and Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $1,549,129,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 88.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                           Initial Beneficial
          Class of Subordinated Certificates               Ownership Interest
        ---------------------------------------            ------------------
        Class M-1..............................                  2.50%
        Class M-2..............................                  2.00%
        Class M-3..............................                  0.70%
        Class M-4..............................                  0.80%
        Class M-5..............................                  0.70%
        Class M-6..............................                  0.50%
        Class M-7..............................                  0.40%

        Class M-8..............................                  0.40%
        Class M-9..............................                  0.50%
        Class B-1..............................                  0.95%
        Class B-2..............................                  1.15%
        Class B-3..............................                  0.90%

      The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than a class of Class X Certificates and the Class X-1P Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      o all amounts previously distributed to holders of certificates of the class as payments of principal,

      o     the amount of Realized Losses allocated to the class,

and, increased by

      o the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates--Interest";

      provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance.

      The calculation of the Class Certificate Balance of a class of Class X Certificates is described under "--Component Classes" below.

Component Classes

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, the Class X-1 and Class X-2 Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

                                                           Initial Component   Initial Component
Class                       Component Designation          Principal Balance    Notional Amount
----------------------      ---------------------          -----------------    ---------------
Class X-1 Certificates      Class X-1 IO-1 Component....          N/A            $1,349,146,100
                            Class X-1 IO-2 Component....          N/A             $201,299,187
                            Class X-1 PO-1 Component....           $0                 N/A

                            Class X-1 PO-2 Component....           $0                 N/A
Class X-2 Certificates      Class X-2 IO Component......          N/A             $199,983,000
                            Class X-2 PO Component......           $0                 N/A

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising a class of Class X Certificates will not be separately transferable from such class of certificates.

      The "Class Certificate Balance" of the Class X-1 and Class X-2 Certificates will be equal to the aggregate Component Principal Balance of their respective PO Component(s), and the "Notional Amount" of the Class X-1 and Class X-2 Certificates will be equal to the aggregate Component Notional Amount of their respective IO Component(s).

      IO Components. Each of the Class X-1 IO-1, Class X-1 IO-2 and Class X-2 IO Components is referred to as an "IO Component." An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

      For the interest accrual period related to any Distribution Date, the "Component Notional Amount" of the IO Components will be equal to:

            o for the Class X-1 IO-1 Component, the sum of (1) the aggregate Class Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates immediately prior to that Distribution Date and
                  (2) the Component Principal Balance of the Class X-1 PO-1 Component immediately prior to that Distribution Date,

            o for the Class X-1 IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period over the sum of (a) the aggregate Class Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-R Certificates immediately prior to that Distribution Date and (b) the aggregate Component Principal Balance of the PO Components immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class X-1 PO-2 Component immediately prior to that Distribution Date, and

            o for the Class X-2 IO Component, the sum of (1) the Class Certificate Balance of the Class A-7 Certificates immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class X-2 PO Component immediately prior to that Distribution Date.

      PO Components. Each of the Class X-1 PO-1, Class X-1 PO-2 and Class X-2 PO Components is referred to as a "PO Component." The PO Components do not have pass-through rates and do not bear interest.

      Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase by:

            o the amount of Net Deferred Interest on the Mortgage Loans allocated to the related IO Component with the same alpha-numeric designation, and

            o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Calculation of Class Certificate Balance" above,

      and will decrease by

            o all amounts actually distributed as principal of that PO Component on all prior Distribution Dates, and

            o all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

Class X-1P Certificates

      The Class X-1P Certificates do not have and will not have a Class Certificate Balance and will not bear interest.

      On each Distribution Date, the Class X-1P Certificates will be entitled to receive approximately 61.30144% of the aggregate distributions on the Class X-1 Certificates for that Distribution Date and approximately 54.29787% of the prepayment charges received with respect to the Mortgage Loans during the related Prepayment Period. The remainder of the prepayment charges received will be distributable to the Class P Certificates.

      The master servicer may not waive any prepayment charge or portion thereof unless (i) the master servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the master servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the master servicer, other than as provided above, the master servicer will deliver to the trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class X-1P and Class P Certificates will be entitled to receive the amount deposited by the master servicer in respect of such waived prepayment charge as if such prepayment charge was made by the related borrower.

      For the purposes of calculating any allocations or distributions as described in this free writing prospectus, the Class X-1P Certificates will be excluded except to the extent they are specifically included. The ratings assigned to the Class X-1P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-1P Certificates. The distributions to be made to the Class X-1P Certificates are described under "Description of the Certificates--Class X-1P Certificates."

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates (or in the case of the Class X-1P Certificates, a 100% percentage interest) and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. In the case of the Class X-1 Certificates, the depository will only hold book-entry certificates representing approximately 38.69856% of the initial Notional Amount of the Class X-1 Certificates as the remaining approximately 61.30144% of the Class X-1 Certificates will be deemed to be held by the Class X-1P Certificates. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing (i) an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof, in the case of the LIBOR Certificates, (ii) Component Notional Amounts of $100,000 and integral multiples of $1 in excess thereof, in the case of the Class X Certificates and (iii) 20% percentage interests and integral multiples of 20% percentage interests, in the case of the Class X-1P Certificates. One investor of each class of book-entry certificates (other than the Class X-1P Certificates) may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described under "--Interest" below. "LIBOR" applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.809%.

Determination of One-Year MTA

      The Class A-7 Certificates (we sometimes refer to this class of certificates as the "MTA Certificates") will bear interest during each interest accrual period at the applicable rate determined as described under "--Interest" below.

      "One-Year MTA" is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "One-Year MTA Determination Date").

      If One-Year MTA is no longer available, the calculation agent will choose a new index for the MTA Certificates that is based on comparable information. When the calculation agent chooses a new index for the MTA Certificates, it will increase or decrease the related Pass-Through Margins by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Margins will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and the Pass-Through Margins will be decreased by that difference if the replacement index is greater than the average One-Year MTA.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            o all payments on account of principal on the Mortgage Loans, including Principal Prepayments,

            o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums,

            o     all payments on account of prepayment charges on the Mortgage
                  Loans,

            o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures,

            o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible,

            o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property,

            o     all Substitution Adjustment Amounts, and

            o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses",

            o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made,

            o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            o to reimburse the master servicer for insured expenses from the related insurance proceeds,

            o to reimburse the master servicer for any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of a mortgaged property, (2) any enforcement or judicial proceedings, including foreclosures, (3) the management and liquidation of any REO Property and (4) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase,

            o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement,

            o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account,

            o to withdraw an amount equal to the sum of (1) the related Available Funds and (2) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account, and

            o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            o the aggregate amount remitted by the master servicer to the trustee, and

            o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "--Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            o     to pay the Trustee Fee to the trustee,

            o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error), and

            o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  Type / Recipient (1)                     Amount                        General Purpose
---------------------------  -----------------------------------------  ------------------
Fees

Master Servicing Fee /       One-twelfth of the Stated Principal          Compensation
Master Servicer              Balance of each Mortgage Loan multiplied
                             by the Master Servicing Fee Rate (3)


                             o All late payment fees,                     Compensation
                               assumption fees and other similar
                               charges (excluding prepayment charges)
                             o All investment income earned on            Compensation
                               amounts on deposit in the Certificate
                               Account and Distribution Account

                             o Excess Proceeds (4)                        Compensation


Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee Rate          Compensation
Fee") / Trustee              multiplied by the aggregate Stated
                             Principal Balance of the outstanding
                             Mortgage Loans (5)

Expenses

Insured expenses / Master    Expenses incurred by the Master Servicer     Reimbursement of
Servicer                                                                  Expenses


Servicing Advances / Master  To the extent of funds available, the        Reimbursement of
Servicer                     amount of any Servicing Advances             Expenses




Indemnification expenses /   Amounts for which the sellers, the master    Indemnification
the sellers, the master      servicer and depositor are entitled to
servicer and the depositor   indemnification (7)

  Type / Recipient (1)                          Source (2)                       Frequency
---------------------------     ---------------------------------------------  ------------
Fees

Master Servicing Fee /          Amounts on deposit in the Certificate               Monthly
Master Servicer                 Account representing payments of interest
                                and application of liquidation proceeds with
                                respect to that Mortgage Loan

                                Payments made by obligors with respect to      Time to time
                                the Mortgage Loans

                                Investment income related to the Certificate        Monthly
                                Account and the Distribution Account


                                Liquidation proceeds and Subsequent            Time to time
                                Recoveries

Trustee Fee (the "Trustee       Amounts on deposit in the Certificate               Monthly
Fee") / Trustee                 Account or the Distribution Account



Expenses

Insured expenses / Master       To the extent the expenses are covered by an   Time to time
Servicer                        insurance policy with respect to the
                                Mortgage Loan

Servicing Advances / Master     With respect to each Mortgage Loan, late       Time to time
Servicer                        recoveries of the payments of the costs and
                                expenses, liquidation proceeds, Subsequent
                                Recoveries, purchase proceeds or repurchase
                                proceeds for that Mortgage Loan (6)

Indemnification expenses /      Amounts on deposit on the Certificate Account       Monthly
the sellers, the master
servicer and the depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date from Available Funds. Distributions on the subordinated certificates will be based on any remaining Available Funds for the Distribution Date after giving effect to distributions on the senior certificates. Distributions of Available Funds will be made in the following order of priority:

      o to interest on each interest-bearing class of senior certificates and components, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class X-1 or Class X-2 Certificates except as described below,

      o to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date,

      o to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal",

      o from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "Description of the Certificates--Carryover Shortfall Reserve Fund", and

      o     any remaining amounts, to the Class A-R Certificates.

      On each Distribution Date, any amounts distributable on the Class X-1 Certificates will be distributed approximately 38.69856% to the Class X-1 Certificates and approximately 61.30144% to the Class X-1P Certificates.

      The holders of the Class X-1P and Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them,

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (1) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (2) any Subsequent Recoveries with respect to Mortgage Loans,

      o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest,

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date, and minus

      o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

      LIBOR Certificates.

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

o     LIBOR plus the applicable Pass-Through Margin for such class, and

o     the Net Rate Cap.

      The "Pass-Through Margins" for the LIBOR Certificates are set forth in the following table:

                                                Pass-Through Margin (%)
            Class of Certificates             (1)                    (2)
     ------------------------------------   -------               --------
      Class A-1.........................     0.210%                0.420%
      Class A-2A........................     0.150%                0.300%
      Class A-2B........................     0.310%                0.620%
      Class A-3.........................     0.270%                0.540%
      Class A-4.........................     0.340%                0.680%
      Class A-5.........................     0.230%                0.460%
      Class A-6.........................     0.300%                0.600%

                                                Pass-Through Margin (%)
            Class of Certificates             (1)                    (2)
     ------------------------------------   -------               --------
      Class M-1.........................     0.410%                0.615%
      Class M-2.........................     0.440%                0.660%
      Class M-3.........................     0.470%                0.705%
      Class M-4.........................     0.680%                1.020%
      Class M-5.........................     0.750%                1.125%
      Class M-6.........................     0.870%                1.305%
      Class M-7.........................     1.850%                2.775%
      Class M-8.........................     2.250%                2.250%
      Class M-9.........................     2.250%                2.250%
      Class B-1.........................     2.250%                2.250%
      Class B-2.........................     2.250%                2.250%
      Class B-3.........................     2.250%                2.250%

----------
(1) For each interest accrual period occurring on or prior to the Optional Termination Date.
(2) For each interest accrual period occurring after the Optional Termination Date.

      Class A-7 Certificates.

      The pass-through rate for the Class A-7 Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the lesser of (1) One-Year MTA plus 2.70% and (2) the Net Rate Cap.

      Class A-R Certificates.

      The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 3.18830% per annum.

      Class X Certificates.

      The pass-through rate for the Class X-1 IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over
(2) the weighted average of the pass-through rates of the Class A-1, Class A-2A Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates and the Class X-1 PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates and the Component Principal Balance of the Class X-1 PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-1 IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over
(2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-1 PO-2 Component as a subordinated certificate) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the Component Principal Balance of the Class X-1 PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X-2 IO Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of (1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over (2) the weighted average of the pass-through rates of the Class A-7 Certificates and the Class X-2 PO Component for that Distribution Date (weighted on the basis of the Class Certificate Balance of the Class A-7 Certificates and the Component Principal Balance of the Class X-2 PO Component).

      The pass-through rate for each PO Component for the interest accrual period for any Distribution Date will be 0% per annum.

      Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

      The "interest accrual period" for the interest-bearing classes and components of certificates (other than the LIBOR Certificates) for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class of interest-bearing certificates and the IO Components of a class of Class X Certificates and any Distribution Date will be equal to the sum of:

            o interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

            o the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"), minus

            o any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component, and

            o any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

      The Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on their respective IO Component(s).

      All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the Floating Rate Certificates in the manner and priority set forth in this free writing prospectus under "- Carryover Shortfall Reserve Fund".

      Definitions Related to Interest Calculations.

      The "Adjusted Net Mortgage Rate" for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

      The "Carryover Shortfall Amount" for any Distribution Date and each class of Floating Rate Certificates will equal the sum of:

      o     the excess, if any, of

            o the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net Rate Cap, over

            o the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

      o in the case of each class of Floating Rate Certificates other than the Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

      Any Carryover Shortfall Amount on a class of Floating Rate Certificates will be paid on that Distribution Date or (except in the case of the Class B Certificates) on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "- Carryover Shortfall Reserve Fund."

      The "Net Mortgage Rate" for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Master Servicing Fee Rate.

      The "Net Rate Cap" for any Distribution Date is the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans, adjusted in the case of the LIBOR Certificates to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for the related interest accrual period.

      The "Optional Termination Date" will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "Weighted Average Adjusted Net Mortgage Rate" for any Distribution Date is the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of such Distribution Date.

Allocation of Net Deferred Interest

      On each Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the senior certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

            o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

            o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Rate Cap for that Distribution Date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

      Definitions Related to Net Deferred Interest Calculations.

      The "Adjusted Rate Cap" for any Distribution Date and a class of LIBOR Certificates will equal the excess, if any, of

            o     the Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

            o (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (b) the amount of Net Deferred Interest for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and the Class A-7 Certificates will equal the excess, if any, of

      o     the Net Rate Cap for such Distribution Date, over

      o     a fraction expressed as a percentage,

            o (1) the numerator of which is equal to the product of (a) 12 and (b) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and each of the Class X-1 IO-1 and Class X-1 IO-2 Components will equal the pass-through rate for such IO Component computed for this purpose by

      o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to

            o the product of (1) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (2) 12, divided by

            o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and

      o computing the pass-through rates of the senior certificates (other than the Class A-7, Class A-R and the Class X Certificates), in the case of the Class X-1 IO-1 Component, and the subordinated certificates, in the case of the Class X-1 IO-2 Component, by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      The "Adjusted Rate Cap" for any Distribution Date and for the Class X-2 IO Component will equal the pass-through rate for the Class X-2 IO Component computed for this purpose by

      o reducing the Weighted Average Adjusted Net Mortgage Rate the Mortgage Loans by a per annum rate equal to

            o the product of (1) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (2) 12, divided by

            o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for such Distribution Date

      o computing the pass-through rate of the Class A-7 Certificates by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      "Deferred Interest" for each Mortgage Loan and each related Due Period will be the excess, if any, of:

      o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

            o     the monthly payment due for such Due Period.

      Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      The "Net Deferred Interest" for each Distribution Date is equal to the excess, if any, of:

            o the Deferred Interest that accrued on the Mortgage Loans during the related Due Period as described above, over

            o     the Principal Prepayment Amount for that Distribution Date.

      The "Net Principal Prepayment Amount" for any Distribution Date is equal to the excess, if any, of

            o     the Principal Prepayment Amount, over

            o the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

      The "Principal Prepayment Amount" for any Distribution Date is equal to the sum of:

            o all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

            o any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Allocation of Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes and components of the senior certificates and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described in this free writing prospectus under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components, interest will be distributed on each class of certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount carried forward will not bear interest.

      Definitions Related to Interest Shortfall Calculations.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      The "Net Interest Shortfall" for any Distribution Date is equal to the sum of:

      o any net prepayment interest shortfalls for that Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      A "net prepayment interest shortfall" for any Distribution Date is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (1) $1,000, (2) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of Floating Rate Certificates for the first Distribution Date and (3) an amount sufficient to pay the expected Carryover Shortfall Amount for the MTA Certificates for the second Distribution Date.

      On each Distribution Date, all amounts distributable as interest to the IO Components of the Class X-1 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO-1 Component, first, concurrently, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-1 Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-1 IO-2 Component, first, concurrently, to the subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the subordinated certificates, pro rata, based on their respective Carryover Shortfall Amount for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-1 Certificates.

      On each Distribution Date, all amounts distributable as interest to the IO Component of the Class X-2 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed to the Class A-7 Certificates up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date and any remaining amounts will be distributed to the Class X-2 Certificates.

      To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the related class of Class X Certificates, a holder of the related class of Class X Certificates will not be entitled to reimbursement for such amounts.

      In addition, on the first Distribution Date, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

            o first, concurrently, to the Floating Rate Certificates that are senior certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o second, concurrently, to the Floating Rate Certificates that are senior certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point,

            o third, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o fourth, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point, and

            o fifth, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on the first Distribution Date, to Countrywide Securities Corporation.

      In addition, on the second Distribution Date, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

            o first, to the Class A-7 Certificates, based on its Class Certificate Balance, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, and

            o second, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on the second Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

      General. On each Distribution Date, the Principal Amount will be distributed as principal as described above under "--Priority of Distributions Among Certificates," first, with respect to the senior certificates (or with respect to the Class X Certificates, the related PO Component(s)) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date will equal the sum of:

            1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

            2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

            4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

            6.    the Net Principal Prepayment Amount.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

            o concurrently and on a pro rata basis based on (1) the sum of the Class Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and the Component Principal Balances of the PO Components immediately prior to that Distribution Date and (2) the aggregate Class Certificate Balance of the Class A-2A and Class A-2B Certificates immediately prior to that Distribution Date,

                  o concurrently, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and the PO Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero, and

                  o sequentially, to the Class A-2A and Class A-2B Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      The capitalized terms used in this free writing prospectus have the following meanings:

      "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

      "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      o     the Senior Percentage of all amounts described in clauses 1. through
            4. of the definition of Principal Amount for that Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

            o the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      o the Senior Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o any previous partial prepayments of principal and liquidation proceeds received and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower, and

      o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period,

      and increased by,

      o any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

      The "pool principal balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the Due Period related to such Distribution Date.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

      For any Distribution Date, the "Subordinated Percentage" will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

            o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date, and

            o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

      o cumulative Realized Losses on all of the Mortgage Loans do not exceed:

            o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

            o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "Two Times Test" will be satisfied and the Senior Prepayment Percentage will be adjusted if:

            o on or before the Distribution Date in March 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            o after the Distribution Date in March 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage will equal the related Senior Percentage.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount will be made to any of those classes (the "Restricted Classes"). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                      Initial                        Original
                                     Beneficial   Initial Credit    Applicable
                                    Interest in     Enhancement   Credit Support
       Class of Certificates      Issuing Entity      Level        Percentage
      --------------------------  --------------  --------------  --------------
      Senior Certificates ......      88.50%          11.50%            N/A
      Class M-1 ................       2.50%           9.00%          11.50%
      Class M-2 ................       2.00%           7.00%           9.00%
      Class M-3 ................       0.70%           6.30%           7.00%
      Class M-4 ................       0.80%           5.50%           6.30%
      Class M-5 ................       0.70%           4.80%           5.50%
      Class M-6 ................       0.50%           4.30%           4.80%
      Class M-7 ................       0.40%           3.90%           4.30%
      Class M-8 ................       0.40%           3.50%           3.90%
      Class M-9 ................       0.50%           3.00%           3.50%
      Class B-1 ................       0.95%           2.05%           3.00%
      Class B-2 ................       1.15%           0.90%           2.05%
      Class B-3 ................       0.90%           0.00%           0.90%

The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of

      o the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

      o the Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans will be allocated:

            o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero, and

            o second, to the senior certificates (or the PO Component(s) thereof in the case of a class of Class X Certificates), pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocated to

                  o the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates will be allocated proportionately to the Class A-4 Certificates until its Class Certificate Balance is reduced to zero, and thereafter, any realized losses otherwise allocated to the Class A-1 Certificates will be allocated concurrently to the Class A-2A, Class A-2B and Class A-3 Certificates on a pro rata basis, until their Class Certificate Balances are reduced to zero,

                  o the Class A-5 Certificates will be allocated to the Class A-6 Certificates, until its Class Certificate Balance is reduced to zero.

      Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

                                     Annex A

                           Prepayment Charge Schedule

      The table below indicates the type of prepayment charge applicable to the Mortgage Loans, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans with each type of prepayment charge.

-----------------------------------------------------------------------------
                                          Number of        Aggregate Stated
Prepayment Charge Type                    Mortgage Loans   Principal Balance
-----------------------------------------------------------------------------
1% of the prepaid principal balance
-----------------------------------------------------------------------------
    1 year                                             2       $1,515,210.36
-----------------------------------------------------------------------------
    3 years                                           42       $6,753.762.24
-----------------------------------------------------------------------------
2% of the prepaid principal balance
-----------------------------------------------------------------------------
    1 year                                            15       $6,263,419.38
-----------------------------------------------------------------------------
    3 Years                                           29       $8,779,952.34
-----------------------------------------------------------------------------
2 months interest on 100% of the prepaid
principal balance
-----------------------------------------------------------------------------
    1 year                                             7       $1,489,097.67
-----------------------------------------------------------------------------
    3 years                                           18       $5,489,911.75
-----------------------------------------------------------------------------
2 months interest on 66% of the prepaid
principal balance
-----------------------------------------------------------------------------
    1 year                                            18       $7,727,888.11
-----------------------------------------------------------------------------
    3 years                                           52      $22,362,562.76
-----------------------------------------------------------------------------
3 months interest on 100% of the prepaid
principal balance
-----------------------------------------------------------------------------
    1 year                                            39      $15,588,813.46
-----------------------------------------------------------------------------
    3 years                                            1         $350,973.20
-----------------------------------------------------------------------------
6 months interest on 80% of the prepaid
principal balance
-----------------------------------------------------------------------------
    1 year                                         1,244     $578,622,399.51
-----------------------------------------------------------------------------
    3 years                                        2,127     $834,656,360.17
-----------------------------------------------------------------------------
No prepayment charge                                 513     $260,827,936.78
-----------------------------------------------------------------------------
Total                                              4,107   $1,750,428,287.73
-----------------------------------------------------------------------------


                                       A-1